Exhibit 4.18

“CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS, WHICH ARE IDENTIFIED BY ***.”

LICENSE AGREEMENT

GENETIC TECHNOLOGIES LIMITED, having an office at 60 Hanover Street, Fitzroy, Victoria 3065, Australia (“GTG”) and Syngenta Crop Protection AG, having an office at Schwarzwaldallee 215 CH-4058, Basel, Switzerland (“LICENSEE”), agree as follows:

WHEREAS, GTG is the owner of record of various intellectual property rights involving non-coding DNA technology;

WHEREAS, the parties are now entering into this LICENSE AGREEMENT (this “AGREEMENT”) to resolve claims and/or issues pending between them relating to GTG’s non-coding technology;

NOW, THEREFORE, in consideration of the mutual agreements, representations and releases set forth herein, the parties agree as follows:

ARTICLE I
GENERAL DEFINITIONS AND RELATIONSHIPS AMONG DEFINITIONS

1.1                               “AGREEMENT” means this document, its attachments, all addenda, schedules, exhibits, appendices, and any amendments to the foregoing.

1.2                               “CONFIDENTIAL INFORMATION” means any and all information which is disclosed by either party to the other verbally, electronically, visually, or in a written or other tangible form which is either identified or should be reasonably understood to be confidential or proprietary. CONFIDENTIAL INFORMATION includes, but is not limited to, the specific terms and/or conditions of this AGREEMENT, trade secrets, ideas, processes, formulas, programs, software, source of supply, technology, discoveries, developments inventions, techniques, marketing plans, strategies, forecasts, unpublished financial statements, prices, costs, and customer lists.

1.3                               “FIELD OF USE” means all activities in plants.

1.4                               GTG and LICENSEE” may sometimes hereinafter be collectively referred to as the “Parties” and individually as a “Party” (as required by the context).

1.5                               “LICENSED PATENT(S)”  means the United States patents listed in Appendix “A” attached to this agreement and all reissues, reexaminations, divisionals, continuations, continuations-in-part, substitutions, any patent application claiming priority to any licensed patents and extensions of the foregoing, applications therefor, and patents which may issue upon such applications and foreign counterparts of the foregoing including but not limited to those listed in Appendix “A”.

1.6                               “LICENSED PRODUCT(S)” means:

1.6.1                      products manufactured by LICENSEE or an AFFILIATE of LICENSEE, that but for the license granted herein, the manufacture, use, sale, or import of such

LICENSED PRODUCTS(S) would infringe or contribute to or induce the infringement of one or more valid claims of a LICENSED PATENT;

1.6.2                      service or methods performed by LICENSEE or an affiliate of LICENSEE that, but for the license granted herein, would infringe or contribute to or induce the infringement of one or more valid claims of a LICENSED PATENT; and

1.6.3                      services or methods reformed or products manufactured by any third party solely for LICENSEE that, but for the license granted herein, would infringe or contribute to or induce the infringement of one or more valid claims of a LICENSED PATENT.

1.7                               “AFFILIATE” means with respect to an entity, any other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with that entity as of the EFFECTIVE DATE or any date thereafter; provided, however, that any corporation, company or other legal entity shall be an AFFILIATE only for as long as such ownership or control exists. The present definition is not intended to and LICENSEE shall not use this definition as a mechanism to grant sublicenses which are specifically excluded in Paragraph 2.2 below.

1.8                               “TERRITORY” means world-wide.

1.9                               The words “hereof” “herein” and “hereunder” and words of similar import when used in this AGREEMENT will refer to this AGREEMENT as a whole and not to any particular provision of this AGREEMENT and Article, Section and Subsection references are to the AGREEMENT unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this AGREEMENT, they will be deemed to be followed by the words “without limitation.”  The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms.

1.10                         “EFFECTIVE DATE” means September 28, 2007.

ARTICLE II
GRANT TO LICENSEE AND RELEASE

2.1                               GTG hereby grants and agrees to grant to LICENSEE and LICENSEE’s AFFILIATES, during the TERM (as defined below), as nonexclusive, non-transferable, perpetual, irrevocable, paid-up license under the LICENSED PATENTS to make, have made, use, have used, sell, offer for sale, and export and import LICENSED PRODUCTS in the FIELD OF USE throughout the TERRITORY, LICENSED PRODUCTS shall be the exclusive property of LICENSEE and LICENSEE’s affiliates, and LICENSEE and LICENSEE’s AFFILIATES shall be free to use LICENSED PRODUCTS for any research or commercial purpose(s) including the right to license, sell or otherwise transfer such LICENSED PRODUCTS to third parties. Other than explicitly granted above, LICENSEE and LICENSEE’s AFFILIATES shall not have the right to sublicense the rights granted hereunder to any third party under the LICENSED PATENTS.

2.2                               The rights and licenses granted by GTG in this AGREEMENT are personal to LICENSEE and LICENSEE’s AFFILIATES, LICENSEE and LICENSEE’s AFFILIATES shall not assign, sublicense or otherwise transfer any license or right granted hereunder or any interest therein without the prior written consent of GTG (which may be withheld in GTG’s sole and absolute discretion), except to any acquiror of all or substantially all of the business of LICENSEE to which this AGREEMENT relates, whether by merger, sale of stock, sale of assets or otherwise, provided, however that prior to the transfer of ownership such purchaser must expressly assume in writing LICENSEE’s obligations under this AGREEMENT and expressly acknowledges as in writing that products and/or services of such acquiror, which would constitute LICENSED PRODUCTS existing prior to the transfer of ownership shall not by virtue of this AGREEMENT constitute LICENSED PRODUCTS.

2.3                               All rights not explicitly granted to LICENSEE and LICENSEE’s AFFILIATES are reserved by GTG. Not limiting the foregoing LICENSEE acknowledges that it is not granted any rights outside of the FIELD OF USE or to any other patents or other intellectual property rights of GTG or any third party by this AGREEMENT except as may be agreed by the Parties.

2.4                               LICENSEE shall be responsible for all acts and omissions of LICENSEE’s AFFILIATES RELATED TO THE RIGHTS GRANTED TO LICENSEE’s AFFILIATES under this AGREEMENT and LICENSEE shall ensure that LICENSEE’s AFFILIATES are in compliance with the terms and conditions of this AGREEMENT at all times.

2.5                               GTG agrees that, provided LICENSEE fully and faithfully discharges all obligations, GTG releases LICENSEE, LICENSEE’s AFFILIATES and all purchasers and users of LICENSED PRODUCTS acquired from LICENSEE or LICENSEE’s affiliates from all claims, demands and rights of action which GTG may have had as of the EFFECTIVE DATE which may have occurred prior to the EFFECTIVE DATE and to the extent such acts may have constituted infringement would be licensed herein.

2.6                               GTG hereby covenants and agrees no to assert any other patent owned or controlled by GTG against LICENSEE or LICENSEE’s affiliates which would block or prevent LICENSEE or LICENSEE’s AFFILIATES from practicing the rights granted hereunder. GTG does not covenant or agree, however, not to assert any other patent owned or controlled by GTG against LICENSEE or LICENSEE’s AFFILIATES which may be based upon technology enabled or otherwise flowing form technology claimed in the LICENSED PATENTS (collectively, “OTHER PATENT RIGHTS”) GTG represents and warrants that to its knowledge, as of the effective date neither Licenses nor Licensee’s Affiliates are practicing any invention claimed in the OTHER PATENT RIGHTS. The non-assert granted herein shall also be binding upon GTG’s AFFILIATES, permitted licenses, assigns and their respective successors.

ARTICLE III
CONSIDERATION

3.1                               LICENSEE agrees to pay to GTG a one-time, nonrefundable fee of *** United States Dollars *** in cash no later than the EFFECTIVE DATE. LICENSEE does not anticipate that it will be required to pay withholding taxes on the above payment, however in the event withholding tax payments are required, LICENSEE shall be responsible for making all required tax payment(s) from its own funds.

3.2                               ***

3.3                               All payments by LICENSEE to GTG shall be sent by electronic wire transfer to:

Key Bank U.S.A.

ABA Routing Number:  307070267
SWIFT Code: KEYBU833
Account Name:  Genetic Technologies Limited
Account Number:  760090002576

ARTICLE IV
WAIVER

4.1                               No waiver by either Party, express or implied, of any breach of any term, condition, or obligation of this AGREEMENT by the other party shall be construed as a waiver of any subsequent breach of that term, condition, or obligation, or of any other term, condition, or obligation of this AGREEMENT of the same or different nature.

ARTICLE V
TERM

5.1                               This AGREEMENT shall commence on the EFFECTIVE DATE and shall remain in effect on a country-by-country basis until the last to expire of the LICENSED PATENTS (“TERM”).

5.2                               Any alleged breach of the terms of this AGREEMENT shall be governed by Article 9.6 herein.

ARTICLE VI
CONFIDENTIALITY, PUBLICITY AND PRESS RELEASES

6.1                               LIMITATIONS ON USE AND DISCLOSURE: The parties agree that the terms and conditions set forth in this AGREEMENT are CONFIDENTIAL INFORMATION. The CONFIDENTIAL INFORMATION disclosed by either Party (“DISCLOSING PARTY”) to the other Party (“RECEIVING PARTY”) and the RECEIVING PARTY agrees to treat all CONFIDENTIAL INFORMATION of the other in the same manner as it treats its own similar proprietary information, but in no case will the degree of care be less than reasonable care. The RECEIVING PARTY shall use CONFIDENTIAL INFORMATION of the DISCLOSING PARTY only in performing under this AGREEMENT and shall retain the CONFIDENTIAL INFORMATION in confidence and not disclose to any third party (except as authorized under this AGREEMENT) without the DISCLOSING PARTY’s express written consent. The RECEIVING PARTY shall disclose the DISCLOSING PARTY’s CONFIDENTIAL INFORMATION only to those employees and contractors of the RECEIVING PARTY who have a need to know such information for the purposes of this AGREEMENT, and such employees and contractors must have entered into agreements with the RECEIVING PARTY containing confidentiality provisions converting CONFIDENTIAL INFORMATION, with terms and conditions at lease as restrictive as those set forth here. Notwithstanding the foregoing, each party’s confidentiality obligations hereunder shall not apply to information which as evidenced by written records:

6.1.1                      is already known to the RECEIVING PARTY without an obligation of confidentiality prior to disclosure by the DISCLOSING PARTY, as to be proven by written evidence;

6.1.2                      is or becomes publicly available without fault of the RECEIVING PARTY;

6.1.3                      is rightfully obtained by the RECEIVING PARTY from a third party without restriction as to disclosure, or is approved for release by written authorization of the DISCLOSING PARTY;

6.1.4                      is developed independently by or for the RECEIVING PARTY without use of or access to the DISCLOSING PARTY’s CONFIDENTIAL INFORMATION, as to be proven by written evidence.

6.2                               PERMITTED USE AND DISCLOSURE:  Each Party hereto is permitted to disclose the existence of this AGREEMENT and use or disclose the CONFIDENTIAL INFORMATION disclosed to it by the other party:

6.2.1                      To the extent such use or disclosure is reasonably necessary in connection with complying with stock exchange rules or other governmental requirements.

6.2.2                      To its legal and/or financial advisors, provided such advisors maintain the confidentiality of this AGREEMENT and the terms herein.

6.2.3                      To the extent such use or disclosure is reasonably necessary to enforce its rights under this AGREEMENT, in connection with a legal proceeding or as required to be disclosed by law or governmental regulation.

6.2.4                      To the extent such use or disclosure is reasonably necessary in connection with prosecuting or defending litigation under this AGREEMENT, complying with applicable law, court order, submitting information to tax or other governmental authorities.

6.2.5                      In the instances set forth in Sections 6.2.1, 6.2.2, 6.2.3, and 6.2.4, the RECEIVING PARTY shall provide reasonable advance written notice to DISCLOSING PARTY of such disclosure and reasonably cooperate with the DISCLOSING PARTY in limiting such disclosure,

6.3                               PUBLICITY AND PRESS RELEASES:  The parties shall mutually agree upon and jointly issue one or more appropriate media/press releases with regard to the existence of this AGREEMENT as soon as it is reasonably practical and agreeable for both Parties. Neither party shall issue any other press releases relating to this AGREEMENT without prior written approval of the other Party; provided however, that:

6.3.1                      Each Party shall be permitted to post a copy of, provide a link on its web site to or otherwise summarize any permitted disclosures made under this AGREEMENT;

6.3.2                      To the extent publicly disclosed in accordance with this AGREEMENT, GTG shall be able to disclose to other licensees and/or prospective licensees the identity of LICENSEE and the existence of this AGREEMENT; and

6.3.3                      To the extent publicly disclosed in accordance with this AGREEMENT, LICENSEE shall be able to disclose to customers and/or prospective customers the identity of GTG and the existence of this AGREEMENT.

ARTICLE VII
NOTICE

7.1                               Any notice, request or statement hereunder shall be deemed to be sufficiently given or rendered when personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested, and if given or rendered to LICENSEE, addressed to:

General Counsel Seeds

Syngenta International AG

Werk Rosental

Schwarzwaldallee 215

CH-4058 Basel

With copies to:

Seeds Licensing

7500 Olson Memorial Highway

Golden Valley, MN 55427

General Counsel

7500 Olson Memorial Highway

Golden Valley, MN 55427

or if given or rendered to GT, addressed to:

Office of the Chief Executive Officer

Genetic Technologies Limited

60 Hanover Street

Fitzroy, Victoria 3065

Australia

PH: +61 419657915

Fax: +1 (970) 484-6698

with a copy to:

Michael A. DeSanctis, Esq.

Hamilton, DeSanctis & Cha, LLP

225 Union Blvd., Ste. 305

Lakewood, CO 80228

USA

Ph: +1 (303)284-5103

Fax: +1 (303) 362-0375

or, in any case, to such changed address or person as GTG or LICENSEE shall have specified to the other by written notice.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES

8.1                               GTG represents and warrants that it has the full right, power, and authority to enter into and perform its obligations under this AGREEMENT and grant to LICENSEE the licenses and other rights as set forth herein, and there are no outstanding agreements, grants, licenses, encumbrances, liens, or agreements, either written or implied, inconsistent therewith or pursuant to which this AGREEMENT or the parties’ performance hereunder would violate, breach, or cause a default.

8.2                               GTG represents and warrants that the execution, delivery, and performance of this AGREEMENT have been duly authorized by all necessary corporate actions on the part of GTG.

8.3                               LICENSEE represents and warrants that it has the full right, power, and authority to enter into and perform its obligations under this AGREEMENT, and there are no outstanding agreements, grants, licenses, encumbrance, liens, or agreements, either written or implied, inconsistent therewith or pursuant to which this AGREEMENT or the parties’ performance hereunder would violate, breach, or cause a default.

8.4                               LICENSEE represents and warrants that the execution, delivery, and performance of this AGREEMENT have been duly authorized by all necessary corporate actions on the part of LICENSEE.

8.5                               INDEMNIFICATION:

8.5.1                      BY LICENSEE:  LICENSEE agrees to hold GTG harmless from any claims by third parties arising from the manufacture, use, sale, importation, or other disposition of LICENSED PRODUCTS by LICENSEE, LICENSEE shall indemnify, hold harmless, and defend GTG, and GTG’s AFFILIATES, officers, directors, representatives, employees, or agents against any and all claims, causes of action, demands, judgments, settlements, expenses, or losses including, but not limited to, reasonable attorneys’ fees and court costs arising out of or in connection with: (i) the design, development, manufacture, use, sale, packaging, distribution, or shipment of LICENSED PRODUCTS; (ii) any beach by LICENSEE or LICENSEE’S AFFILIATES of any representation, warranty, or covenant thereunder, or (iii) the failure of LICENSEE or LICENSEE’S AFFILIATES to perform any covenants or obligations contained in this AGREEMENT.

8.5.2                      BY GTG:  GTG shall indemnify, hold harmless, and defend LICENSEE, and LICENSEE’s AFFILIATES, officers, directors, representatives, employees, or agents against any and all claims, causes of action, demands, judgments, settlements, expenses, or losses including, but not limited to, reasonable attorneys’ fees and court costs arising out of or in connection with: (i) any breach by GTG of any representation, warranty, or covenant hereunder or (ii) the failure of GTG to perform any covenants or obligations contained in this AGREEMENT.

8.5.3                      The indemnifying party’s indemnification obligations under this Section 8.5 are conditioned upon the indemnified party (i) giving prompt notice of the claim to the indemnifying party; (ii) granting sole control of the defense or settlement of the claim or action to the indemnifying party, and (iii) providing reasonable cooperation to the indemnifying party and at the indemnifying party’s request and expense, assistance in the defense or settlement of the claim.

8.6                               DISCLAIMER OF WARRANTIES:

8.6.1                      EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS, TO THE EXTENT ALLOWED BY APPLICABLE LAW, ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE (EVEN IF INFORMED OF SUCH PURPOSE), NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO,

8.6.2                      EXCEPT AS EXPRESSLY SET FORTH HEREIN, LICENSEE AGREES THAT THE LICENSED PATENTS ARE PROVIDED “AS IS,” AND THAT GTG MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OR SALE OF LICENSED PRODUCTS INCLUDING THEIR

SAFETY, EFFECTIVENESS OR COMMERCIAL VIABILITY NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, GTG ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES FOR DAMAGES WHICH ARISE OUT OF OR RESULT FROM THE PERFORMANCE OR SALE OF LICENSED PRODUCTS. LICENSEE ASSUMES ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY PERFORMANCE OR SALE OF LICENSED PRODUCTS.

8.7                               LIMITATION OF LIABILITY: EXCEPT FOR LIABILITY FOR BEACH OF ARTICLE VIII, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSEE GRANTED HEREUNDER.

8.8                               Nothing contained in this AGREEMENT shall be construed as:

8.8.1                      a warranty of representation by GTG as to the validity, enforceability, or scope of any LICENSED PATENT; or

8.8.2                      a warranty or representation – other than granted under Article 2.6 of this Agreement – that any manufacture, sale, lease, use or other disposition hereunder will be free from infringement of patents other than those under which and to the extent to which licenses are in force hereunder; or

8.8.3                      an agreement to bring or prosecute actions or suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement; or

8.8.4                      conferring any right to use by either Party, in advertising, publicity, or otherwise, any trademark, trade name or name, or any contraction, abbreviation or simulation thereof, of the other Party; or

8.8.5                      conferring by implication, estoppel or otherwise, upon LICENSEE, any license or other right under any intellectual property or patent, except that expressly granted hereunder.

8.9                               The parties further represent that they anticipate conducting further discussions to develop a strategic collaboration. The parties acknowledge, however, that they are not obligated to enter into any further agreements and that the failure to reach terms on the contours of a strategic alliance in no event will affect the rights granted under this AGREEMENT.

ARTICLE IX
MISCELLANEOUS

9.1                               CONSTRUCTION:  This AGREEMENT has been negotiated by the Parties and their respective counsel. This AGREEMENT shall be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party. This AGREEMENT shall not be construed in favor or against either part by reason of authorship of any provisions hereof. The existence or absence of any term or condition of this AGREEMENT shall not be used in the construction or interpretation of any other agreement between the Parties. The existence or absence of any term or condition of any other agreement between the Parties shall not be used in the construction or interpretation of this AGREEMENT.

9.2                               MODIFICATION:  This AGREEMENT sets forth the entire agreement and understanding between the Parties as to the subject matter of this AGREEMENT and merges all prior discussions between the Parties, and no one of the parties shall be bound by any modification of this AGREEMENT, or by any conditions, definitions, warranties, or representations with respect to the subject matter of this AGREEMENT, other than as expressly provided for herein, or as duly set forth on or subsequent to the EFFECTIVE DATE in writing and signed by duly authorized representatives of the party to be bound thereby.

9.3                               CHOICE OF LAW:  This AGREEMENT and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance the laws of the state of Delaware and of the United States. Place of jurisdiction shall be the courts of Wilmington, Delaware, United States.

9.4                               DISPUTE RESOLUTION:

9.4.1                      The Parties agree that, in the event of any difference, dispute or question, arising from this AGREEMENT, the Parties will endeavor to settle such matters amicably between themselves in good faith.

9.4.2                      Should the parties be unable to do so within a period of forty-five (45) working days, the Parties shall designate one of its executives to meet within fifteen (15) days after delivery of the notice to discuss, in good faith, the dispute and to prescribe remedial action, if necessary. If the Parties’ representatives have not bee able to come to such a resolution by the expiration of the fifteen (15) day period, then each Party shall designate one of its Directors (or other senior-level officers, which in the case of Syngenta, may include Global Head of R&D) to discuss the dispute, in good faith, and to prescribe remedial action, if necessary. If the respective Directors (or other senior-level officers) have not been able to come to such a resolution within a fifteen (15) day period, then each Party shall be permitted to pursue alternate remedial legal action. Notwithstanding the foregoing, this provision shall not be construed in such a way as to limit any Party from pursuing injunctive or equitable relief from the courts in an expedited manner without complying with the above stated procedure.

9.5                               ATTORNEYS’ FEES:  Upon resolution of any claim or controversy arising under this AGREEMENT, the prevailing Party shall be awarded its reasonable attorneys’ fees and costs in addition to any other amount awarded.

9.6                               INDEPENDENT BUSINESS:  The Parties acknowledge that their business operations are completely independent and neither Party shall at any time hold it self out as an agent or representative of the other party. No partnership, joint venture, or other relationship shall be deemed to exist by virtue of this AGREEMENT.

9.7                               INDEPENDENT TERMS:  Except where specifically referenced herein as dependent or subject to another term, all the terms of this AGREEMENT shall be independent and unconditional so that the performance of anyone term shall not be subject to any set off or counterclaim.

9.8                               SEVERABILITY:  In the event any clause or term of this AGREEMENT is determined to be void, invalid, or unenforceable, the clause shall be reformed to the extent necessary in order to overcome the limitation and as revised this AGREEMENT shall remain in full force and effect.

9.9                               HEADINGS:  The headings contained within this AGREEMENT are for convenience and reference purposes only. They do not form a part hereof and shall not affect the meaning or interpretation of this AGREEMENT.

9.10                         FURTHER ASSURANCES:  The Parties hereto shall execute such further documents and perform such further acts as may be necessary to comply with the terms of this AGREEMENT and consummate the transactions herein provided.

9.11                         FORCE MAJEURE:  Neither party shall be held responsible if the fulfillment of any terms or provisions of this AGREEMENT are delayed or prevented by wars, revolutions, fires, floods, acts of God(s), acts of terrorism whether actual or threatened, or other causes similar to those enumerated and not within the control of the party whose performance is interfered with, and which by the exercise of reasonable diligence, the party is unable to prevent.

9.12                         COUNTERPARTS:  This AGREEMENT maybe executed in counterparts (and evidenced by facsimile signatures), each of which will be deemed an original and all of which together constitute one instrument.

9.13                         This AGREEMENT shall not be assignable or otherwise transferable by either Party without the prior written consent of the other Party, except that each Party may, without such consent, assign this AGREEMENT and the rights and licenses granted herein, to any purchaser of all or substantially all of the assets in the lien of business to which this AGREEMENT pertains, or to any successor corporation that results from reincorporation, merger or consolidation of such Party with or into such purchaser of such corporation. Upon assignment, the rights and obligations under this AGREEMENT and the rights and licenses granted herein, shall be binding upon and inure to the benefit of said purchaser or successor in interest, and shall be enforceable. This AGREEMENT and the rights and licenses granted herein shall not be cancelled or terminated by any purchaser or successor in interest.

IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this AGREEMENT.

GTG:	LICENSEE:

GENETIC TECHNOLOGIES LIMITED	Syngenta Crop Protection AG

By:	By:

Printed Name / Date	Printed Name / Date

Title	Title

By:

Printed Name / Date

Title

APPENDIX “A”
LICENSED PATENTS AND APPLICATIONS

Patent No.	Earliest Priority Date	Filing Date	Issue Date	Expiration Date
US 5,789,568	8/25/1989	7/16/1996	8/4/1998	8/25/2009
US 5,192,659	8/25/1989	7/11/1990	3/9/1993	3/9/2010
US 5,612,179	8/25/1989	9/23/1992	3/18/1997	3/9/2010
US 5,851,762	7/11/1990	8/22/1994	12/22/1998	12/22/2015

Patent Family Members for U.S. Patent No. 5,789,568

Country	Patent Or Application No.	Filing Date	Publication Date
AT	144797T	8/20/1990	11/15/1996
AU	654111B	8/24/1990	10/27/1994
AU	672519B	9/8/1994	10/3/1996
AU	6131990	8/24/1990	2/28/1991
AU	7285094	9/8/1994	11/24/1994
CA	2023888	8/23/1990	2/26/1991
DD	299319	8/24/1990	4/9/1992
DE	69029018D	8/20/1990	5/12/1996
DK	414469T	8/20/1990	4/14/1997
EP	0414469	8/20/1990	2/27/1991
ES	2095859T	8/20/1990	3/1/1997
FI	904200D	8/24/1990	10/27/1994
GR	3022410T3	1/29/1997	4/30/1997
HK	1008053	6/26/1998	4/30/1999
IL	95467	8/23/1990	7/31/1995
JP	3139300A2	8/24/1990	6/13/1991
JP	2001309796	3/28/2001	11/6/2001
JP	03206812B2	8/24/1990	9/10/2001
NZ	235051	8/24/1990	1/29/1992
US	5192659	7/11/1990	3/9/1993

Country	Patent Or Application No.	Filing Date	Publication Date
US	5612179	9/23/1992	3/18/1997
US	2003119003	12/3/2001	6/26/2003
US	2004197775	8/23/2001	10/7/2004
ZA	9006765	8/24/1990	6/26/1991

Patent Family Members for U.S. Patent No. 5,192,659

Country	Patent Or Application No.	Filing Date	Publication Date
AT	144797T	8/20/1990	11/15/1996
AU	654111B	8/24/1990	10/27/1994
AU	672519B	9/8/1994	10/3/1996
AU	6131990	8/24/1990	2/28/1991
AU	7285094	9/8/1994	11/24/1994
CA	2023888	8/23/1990	2/26/1991
DD	299319	8/24/1990	4/9/1992
DE	69029018D	8/20/1990	5/12/1996
DK	414469T	8/20/1990	4/14/1997
EP	0414469	8/20/1990	2/27/1991
ES	2095859T	8/20/1990	3/1/1997
FI	904200D	8/24/1990	10/27/1994
GR	3022410T3	1/29/1997	4/30/1997
HK	1008053	6/26/1998	4/30/1999
IL	95467	8/23/1990	7/31/1995
JP	3139300A2	8/24/1990	6/13/1991
JP	03206812B2	8/24/1990	9/10/2001
JP	2001309796	3/28/2001	11/6/2001
NZ	235051	8/24/1990	1/29/1992
SG	47747	8/20/1990	4/17/1998
US	5789568	7/16/1996	8/4/1998
US	2003119003	12/3/2001	6/26/2003
US	2004197775	8/23/2001	10/7/2004
ZA	9006765	8/24/1990	6/26/1991

Patent Family Members for U.S. Patent No. 5,612,179

Country	Patent Or Application No.	Filing Date	Publication Date
AT	144797T	8/20/1990	11/15/1996
AU	654111B	8/24/1990	10/27/1994
AU	672519B	9/8/1994	10/3/1996
AU	6131990	8/24/1990	2/28/1991
AU	7285094	9/8/1994	11/24/1994
CA	2023888	8/23/1990	2/26/1991
DE	69029018D	8/20/1990	5/12/1996
DK	414469T	8/20/1990	4/14/1997
EP	0414469	8/20/1990	2/27/1991
ES	2095859T	8/20/1990	3/1/1997
FI	904200D	8/24/1990	10/27/1994
GR	3022410T3	1/29/1997	4/30/1997
HK	1008053	6/26/1998	4/30/1999
IL	95467	8/23/1990	7/31/1995
JP	3139300A2	8/24/1990	6/13/1991
JP	03206812B2	8/24/1990	9/10/2001
JP	2001309796	3/28/2001	11/6/2001
NZ	235051	8/24/1990	1/29/1992
SG	47747	8/20/1990	4/17/1998
US	5192659	7/11/1990	3/9/1993
US	5789568	7/16/1996	8/4/1998
US	2003119003	12/3/2001	6/26/2003
US	2004197775	8/23/2001	10/7/2004
ZA	9006765	8/24/1990	6/26/1991

Patent Family Members for U.S. Patent No. 5,851,762

Country	Patent Or Application No.	Filing Date	Publication Date
AT	0185377E	7/11/1991	10/15/1999
AU	647806B2	7/11/1991	3/31/1994
AU	8099491A1	7/11/1991	2/4/1992
CA	2087042C	7/11/1991	4/4/2006
DE	69131691T2	7/11/1991	5/31/2000
DK	0570371T3	7/11/1991	4/17/2000
EP	0570371B1	7/11/1991	10/6/1999
TE	912426A1	7/11/1991	1/15/1992
IL	0098793A1	7/11/1991	10/31/1995
JP	2001309796	3/28/2001	11/6/2001
JP	05506998T2	7/11/1991	10/14/1993
NZ	0238926A	7/11/1991	12/23/1993
ZA	9105422A	7/11/1991	4/13/1993